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Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-47661, 33-68426, 333-00563, 33-01557, and 333-08371) of American Management Systems, Incorporated of our report dated February 18, 1998, appearing on page 22, of the 1997 Financial Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K.




PRICE WATERHOUSE LLP

Washington, D.C.
March 27, 1998





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